Exhibit 10.2

CHRISTOPHER & BANKS CORPORATION
TIME-BASED RESTRICTED STOCK AGREEMENT

(Time-Based Vesting)

THIS TIME-BASED RESTRICTED STOCK AGREEMENT (this “Agreement”) is made effective as of the _____ day of _____, 2015, between Christopher & Banks Corporation, a Delaware corporation (the “Company”), and _____ (“Employee”).

1.Award.

(a)Shares.  Pursuant to the Christopher & Banks Corporation 2014 Stock Incentive Plan (the “Plan”), _____ shares (the “Restricted Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), shall be issued as hereinafter provided in Employee’s name subject to certain restrictions thereon.

(b)Issuance of Restricted Shares.  The Restricted Shares shall be issued upon execution hereof by Employee and upon satisfaction of the conditions of this Agreement.

(c)Plan Controls.  Employee hereby agrees to be bound by all of the terms and provisions of the Plan, including any which may conflict with those contained in this Agreement.  The Plan is hereby incorporated by reference into this Agreement, and this Agreement is subject in all respects to the terms and conditions of the Plan.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.  Except as otherwise defined herein, capitalized terms contained in this Agreement shall have the same meaning as set forth in the Plan.

2.Restricted Shares.  Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)Forfeiture Restrictions.  The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined).  Except as provided in subsection (b) of this Section 2, in the event of termination of Employee’s employment with the Company or employing subsidiary for any reason, Employee shall, for no consideration, immediately forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions.  The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as the “Forfeiture Restrictions.”  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

(b)Lapse of Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule, provided that Employee has been continuously employed by the Company (or any subsidiary of the Company) from the date of this Agreement through the lapse date:

Restrictions Lapse on Such Dates
Lapse Date or Dates	Number of Restricted Shares as to Which Forfeiture Restrictions Lapse on Such Dates

_____, 2016	_____
_____, 2017	_____
_____, 2018	_____

Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earlier of (i) the occurrence of a Change in Control, as defined below, or (ii) the date Employee’s employment with the Company is terminated by reason of death or disability, as defined below.  In the event Employee’s employment is terminated for any other reason, including Retirement, the Company’s Compensation Committee which administers the Plan (the “Committee”) may, in the Committee’s sole discretion, approve the lapse of Forfeiture Restrictions as to any or all Restricted Shares still subject to such restrictions, such lapse to be effective on the date of such approval or Employee’s termination date, if later.

“Change in Control” for purposes of this Agreement shall mean:

(i)the occurrence of an acquisition by an individual, entity or group (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company’s then outstanding voting securities;

(ii)at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election to the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

(iii)the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company’s voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company’s voting securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(iv)the sale or other disposition of all or substantially all of the assets of the Company;

(v)the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(vi)the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

“Disability” for purposes of this Agreement shall mean any physical or mental condition which would qualify Employee for a disability benefit under any long-term disability plan then maintained by the Company or the employing subsidiary.

“Retirement” for purposes of this Agreement shall mean the Employee’s voluntary termination of his or her employment relationship with the Company on a date upon which the sum of Employee’s age and number of years of employment with the Company equals or exceeds sixty-five (65) years.

(c)Issuance and Custody of Certificates.  The Company shall cause the Restricted Shares to be issued in Employee’s name, either by book-entry registration or issuance of a stock certificate or certificates, pursuant to which Employee shall have voting rights.  Employees shall forfeit such voting rights at such time, if at all, as the Restricted Shares are forfeited pursuant to the provisions of this Agreement.  While the Restricted Shares remain subject to the Forfeiture Restrictions, Employee shall not have any right to any cash dividends or other cash distributions as are distributed to shareholders of the Company with respect to the Restricted Shares.  The Restricted Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order.  If any certificate is issued, the certificate shall bear a legend evidencing the nature of the Restricted Shares, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement.  If a certificate is issued, upon request of the Committee or its delegate, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions.

Upon the lapse of the Forfeiture Restrictions without forfeiture, and following payment of the applicable withholding taxes pursuant to Section 3 hereof, the Company shall cause the shares upon which Forfeiture Restrictions lapsed (less any shares withheld to pay taxes), free of the restrictions and/or legend described above, to be delivered, either by book-entry registration or in the form of a certificate or certificates, registered in Employee’s name.

Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law.  The Company shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.  In addition, the grant of the Restricted Shares and the delivery of any shares of Common Stock pursuant to this Agreement are subject to any clawback policies the Company may adopt in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the Securities Exchange Act of 1934 and any applicable rules and regulations of the Securities and Exchange Commission.

3.Income Tax Matters.  In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Employee, are withheld or collected from Employee.  In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Employee may elect to satisfy Employee’s tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Restricted Shares, by (i) delivering cash, a check (bank check, certified check or personal check) or a money order payable to the Company, (ii) having the Company withhold a portion of the Restricted Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, (iii) delivering to the Company shares of Common Stock, other than Restricted Shares, that have been held by Employee for more than six (6) months having a Fair Market Value equal to the amount of such taxes, or (iv) a combination of the methods described above, as approved by the Committee.  If the number of shares of Common Stock to be delivered to Employee is not a whole number, then the number of shares of Common Stock shall be rounded down to the nearest whole number.  Employee’s election regarding satisfaction of withholding obligations must be made on or before the date that the amount of tax to be withheld is determined.

4.Employment Relationship.  Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its subsidiaries shall continue to employ the Employee, and this Agreement shall not affect in any way the right of the Company or any of its subsidiaries to terminate the employment of the Employee.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation of the Company or any successor corporation.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.

5.Committee’s Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, in a delegate to the extent of such delegation, pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

6.Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all lawful successors to Employee permitted under the terms of the Plan.

7.Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all effective as of the date first above written.

CHRISTOPHER & BANKS CORPORATION

By:

Title:

EMPLOYEE

Signed:

(This space intentionally left blank.)

*********

Please check the appropriate item (one of the boxes must be checked):

_____

I do not desire the alternative tax treatment provided for in the Internal Revenue Code Section 83(b).  I understand this means the restricted stock becomes taxable to me if and when it vests based on its fair market value at the time of vesting.

_____

I do desire the alternative tax treatment provided for in Internal Revenue Code Section 83(b) and desire that forms for such purpose be forwarded to me.  I understand this means that I am electing to include the entire restricted stock award as taxable income as of the date of grant at the award’s fair market value on the date of grant, even if I do not receive some or any of the shares to which the award relates.  I also understand I need to file this election with the IRS within 30 days of the date of grant.

*  I acknowledge that the Company has urged me to consult with a tax consultant or advisor of my choice before the above block is checked.

Please furnish the following information for shareholder records:

(Given name and middle initial must be used for stock registry)			Social Security Number

Address (Street)			Birth Date (Month/Day/Year)

Address (City)			Day phone number

Address (Zip Code)

United States Citizen:	___ Yes	___ No

PROMPTLY NOTIFY THIS OFFICE OF ANY CHANGE IN ADDRESS.